UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 28, 2008

THE AES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-12291	54-1163725
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification Number)

4300 Wilson Boulevard, Suite 1100, Arlington, Virginia	22203
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (703) 522-1315

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

This Form 8-K presents ordinary course named executive officer compensation actions taken by the Compensation Committee (the “Committee”) of the Board of Directors of The AES Corporation (the “Board”) as ratified and approved by the Board.  On February 21, 2008, the Committee took the following actions with respect to the compensation of the Company’s named executive officers (as defined in Regulation S-K item 402(a)(3)) and such actions were approved by the Board and effective as of February 22, 2008:

Named Executive Officer	2008 Salary (Annual)	2007 Bonus(3)	2008 Restricted Stock Units Grant(4)	2008 Options Grant(5)	2008 Long-Term Performance Units Grant(6)
Paul T. Hanrahan	$999,000	$1,385,800	66,243	136,166	2,500,000
President and Chief Executive Officer
Victoria Harker	$585,000	$540,000	16,395	33,701	618,750
Chief Financial Officer
Andres R. Gluski	$660,000	$700,000	27,822	57,190	1,050,000
Executive Vice President and Chief Operating Officer
William R. Luraschi(1)	$490,000	$375,328	0	0	0
Executive Vice President President, Alternative Energy
Haresh Jaisinghani(2)	$0	$0	0	0	0
Former Executive Vice President
Barry Sharp(2)	$50,000	$0	0	0	0
Former Executive Vice President

1.                  On February 22, 2008, Mr. Luraschi indicated that he is leaving the Company effective May, 2008.

2.                  Mr. Jaisinghani and Mr. Sharp are listed because the instructions to this Item 5.02 require disclosure for those individuals listed as named executive officers in the AES 2007 Proxy Statement. Mr. Jaisinghani departed the position of Executive Vice President in February of 2007 and will receive no 2008 compensation, while Mr. Sharp resigned his position as Executive Vice President on January 20, 2006.   Mr. Sharp’s part-time employment arrangement ends March 31, 2008.

3.                  Annual bonuses to be paid to named executive officers in 2008 for performance during 2007 were based on 2007 performance in the following areas: 35% on cash flow targets, 20% on performance improvement targets, 35% on achievement of individual objectives and 10% on safety performance.

4.                  The number of Restricted Stock Units awarded is determined by dividing the dollar amount of the award by $18.87, the closing price of a share of AES common stock on the NYSE composite tape on the date of the grant, February 22, 2008.  A restricted stock unit represents the right to receive a single share of AES common stock or cash of equivalent fair market value. Payout will occur if the applicable continued employment conditions are satisfied and the Total Stockholder Return (“TSR”) on AES common stock is at or above the 40th percentile of the Standard and Poor’s 500 Companies’  (“S&P 500”) TSR over the three-year measurement period beginning on January 1, 2008 and ending on December 31, 2010. If this criterion is not met, there is no payout of the Restricted Stock Units.  However, if this criterion is met, payouts will range from 50% of the amounts disclosed for 40th percentile AES-TSR performance to 150% of the amount disclosed for 80th percentile (or better) AES-TSR performance.  The payout is 100% of the disclosed amount if AES-TSR performance is at the 60th percentile.  Payouts are based on straight-line interpolation between the 40th and 80th percentiles of AES-TSR performance.  The actual payout of the Restricted Stock Units would occur in 2012.

5.                  Each stock option has an exercise price of $18.87 representing the closing price of a share of AES common stock on the NYSE composite tape on the date of grant, February 22, 2008. The options will vest in three equal installments on each anniversary following the date of grant provided that applicable continued employment conditions are satisfied.

6.                  These performance units will vest in three equal annual installments provided that applicable continued employment and performance conditions are satisfied.  Each Performance Unit will have an initial value of $1 and will be valued at the end of the three year performance period beginning on January 1, 2008 and ending on December 31, 2010 from $0 to $2.00 depending upon the Company’s actual performance over the performance period as measured by “Cash Value Added” (“CVA”). Any payout of the Performance Units will be paid in cash to the holder. CVA is equal to the sum of subsidiary operating cash flow minus a charge for incremental capital used by AES businesses, adjusted for subsidiary ownership percentage.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE AES CORPORATION
(Registrant)

	By:	/s/ Brian A. Miller
Name: Brian A. Miller
Title: General Counsel

Date: February 28, 2008